PLEASE NOTE: TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.
This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Approved “28” June 2010	Registered		“12” August 20

by the Board of Directors of JSC FGC UES	1 - 0 1	—	6 5 0 1 8 — D — 1 0 2 D

(indicates the authority of the Issuer that approved the Prospectus of the securities issue)	(indicates the State registration number assigned to the issue (the additional issue) of securities
Minutes No 108	Russian FSFM

dated “01” July 2010	(name of the registering authority)
The State Registration Number

(position and signature of the authorized person of the registering authority)

Seal of the registering authority
PROSPECTUS OF THE SECURITIES ISSUE
Open Joint Stock Company
Federal Grid Company of the Unified Energy System

(full name of the Company)
ordinary registered uncertified shares

(class, category (type), form of securities and other identifying characteristics)
in the amount of 28,288,776,589 (twenty-eight billion two hundred eighty-eight million seven hundred seventy-six thousand five hundred and eighty-nine) shares with a nominal value of RUR 0.50 (fifty kopecks) per share

(nominal value (if available) and number of securities, for bonds and options of an issuer maturity terms should be specified as well)
http://www.fsk-ees.ru/

(web site used by the Issuer for disclosure)
Information contained in the present prospectus of the securities issue is subject to disclosure in accordance with Russian laws on securities.
THE REGISTERING AUTHORITY MAY NOT IN ANY WAY BE HELD RESPONSIBLE
FOR THE ACCURACY OF INFORMATION CONTAINED IN THE PRESENT
PROSPECTUS AND REGISTRATION OF SAID CIRCULAR MAY NOT BE HELD AS A
DECLARATION OF ANY ATTITUDE TOWARDS THE SECURITIES ISSUED.

     This is to confirm the credibility of the 2008 and 2009 accounting reports of the Issuer as well as the credibility of the 2007 financial (accounting) statements and the compliance of the Issuer’s procedures on accounting with Russian legislation. Other information about the financial position of the Issuer contained in sections III, IV, V and VIII of the present prospectus were reviewed for compliance in all material aspects with information from the audited 2007 financial (accounting) statements and 2008 and 2009 accounting reports.
     The full trade name of the auditor: Closed Joint Stock Company “PricewaterhouseCoopers Audit.”
Director
Closed Joint Stock Company
“PricewaterhouseCoopers Audit”
acting on the basis of Power of Attorney No GA-00802-0609-zao dated 08.06.2009

	___________	D.W. Gray
Date «09» July 2010	stamp here

Acting Chairman of the Management Board JSC FGC UES Date «07» July 2010	___________	V.N. Chistyakov

Chief Accountant JSC FGC UES Date «07» July 2010	___________ stamp here	V.V. Schukin

Introduction
     Summary of key information given below in the Prospectus of the securities issue:
     a) background information about securities placed by the Issuer in respect to which the Prospectus was registered:
     Class, category (type) and other identifying characteristics of the securities: ordinary registered uncertified shares;
Number of the placed securities: 28,288,776,589 shares;
Nominal value: RUR 0.50;
Procedure and terms of the offering:
Procedure for determining the offering start-up:
     The date of the offering start-up — from the moment of notifying persons having the pre-emptive right to purchase additionally offered securities about the possibility of executing such rights by publishing the notification in the newspaper “Rossiyskaya Gazeta” and carrying out a registered mailing (or delivery) to the address of every person indicated in the list of persons having the right to purchase additional offered stock; but not later than two weeks after notification about the State registration of the additional issue of securities is published in the newspaper “Rossiyskaya Gazeta.” In this regards, the moment of notifying persons having the pre-emptive right of purchasing additionally offered securities about the possibility of executing such rights will be the latest of the following events: publication of notification about the possibility of executing the pre-emptive right in the newspaper “Rossiyskaya Gazeta;” registered mailing (or delivery) of the last notification about the possibility of executing the preemptive right to the addresses of every person indicated in the list of persons having the right to purchase offered additional stock. In cases when the date being determined in accordance with such procedure falls on a non-working day, then the date of the offering start-up will be the nearest following working day.
The procedure for determining the date of the offering start-up:
The end-date of the offering —February 4th, 2011.
Manner of the securities placement: public offering
The procedure for the securities offering:
     Additional shares to persons executing the pre-emptive right to purchase stock are offered in accordance with procedure stipulated in Paragraph 8.5 of the Resolution on the additional issue of securities and in Paragraph 9.3 of the Prospectus of the securities issue.
     The list of persons having the pre-emptive right to purchase additional offered stock should be made on the basis of information from the register of shareholders of the Issuer, as of the date of the Resolution of JSC FGC UES’ Board of Directors that is the basis of the additional stock offering from June 28th, 2010. The stock is offered to persons having the pre-emptive right to purchase shares based on applications for purchasing shares (hereinafter referred to as “the Application”) submitted by such persons; applications should have the attached documents confirming payment for the shares.
     Additional stock can be offered outside the framework of the pre-emptive right of purchasing shares through the conclusion of contracts on purchasing additional shares (hereinafter referred to as “the Contract on purchasing shares”).
     The conclusion of purchase and sale contracts with the general public will start on the next working day following information disclosure about the results of executing the pre-emptive right to purchase shares of the additional issue in a news release to the information agency “Interfax,” as well as on the web site: www.fsk-ees.ru, in accordance with procedure stipulated in Paragraph 8.5 of the Resolution on the additional securities issue and in Paragraph 9.3 of the Prospectus of the securities issue.
     Offering price:
     In accordance with the decision of the Board of Directors on increasing the authorized capital (Minutes No 108 dated July 1st, 2010) the offering price of the shares including offering to persons having the pre-emptive right to purchase additional stock is determined by JSC FGC UES’ Board of Directors in accordance with Articles 36 and 77 of the Federal law “On Joint Stock Companies.”
     The decision of the Board of Directors (Minutes No 108 dated July 1st. 2010) on the offering price of shares, including for persons having the pre-emptive right to purchase additional stock offered was determined to be RUR 0.50 for 1 (One) additional registered share.

     b) background information about securities placed by the Issuer in respect to which the Prospectus is registered: information is not provided as the Prospectus on the securities issue is registered simultaneously with the State registration of the securities issue;
     c) main objectives of the issue and the application pattern of funds received as a result of placing issued securities: The main objective of issuing additional ordinary shares placed via private offering is to attract investments. Funds received as a result of the share placement have been committed to ensuring reliable operations, enhanced UNEG efficiency and implementing other charter goals of the Issuer’s activity.
     On May 15th, 2008, JSC FGC UES’ Board of Directors approved the Company’s five-year investment program; the fulfillment of which is required to upgrade the reliability of operations of the UNEG, provide uninterrupted energy supply to customers, remove network constrains and create possibilities for connecting additional customer load.
     Both equity funds of JSC FGC UES and funds from the federal budget contributed by the Russian Federation as payment for shares of JSC FGC UES’ additional issue are sources for financing the investment program. Federal law No 308-FZ dated December 2nd, 2009 “On the Federal Budget for 2010 and the Planning Period for 2011 and 2012” provides budgetary allocations to the authorized capital of JSC FGC UES in the amount of RUR 11,189,250.0 ths. in 2010.
     d) other information that the Issuer chooses to disclose in the introduction section: There is no other such information.
     The current prospectus on the securities issue included estimates and forecasts of the authorized Management Bodies of the Issuer in respect to future events and/or activities, development prospects of the industry in which the Issuer carries out its main activity and the results of Issuer operations, including plans of the Issuer, the probability of certain events and commitments. Investors should not fully rely on the estimates and forecasts of the authorized Management Bodies of the Issuer as the actual results of Issuer operations in the future may differ significantly from forecast results for many reasons. Acquisition of Issuer securities relates to risks described in the present prospectus on the securities issue.

II. Summary information about the volume, terms, procedures and conditions for the placement of every class, category (type) of the securities issued
2.1. Class, category (type) and form of securities issued
Class of securities: shares
Category of shares: ordinary
Securities are not convertible
Form of securities: registered uncertified
2.2. Nominal value of each class, category (type), series of securities issued Nominal value of each security of the issue (additional issue). RUR 0.5
The availability of the nominal value of securities is stipulated by Russian legislation.
2.3. Planned volume of securities in monetary terms and the amount of securities issued that are planned for placement
Planned amount of securities issued: 28,288,776,589 shares.
Planned volume of the securities issue (at nominal value): RUR 14,144,388,294.5
2.4. Offering price (procedure for determining the price) of securities issued
     In accordance with a decision of the Board of Directors on increasing the authorized capital (Minutes No 108 dated July 1st, 2010), the offering price of the shares including offerings to persons having the pre-emptive right to purchase additional stock offered is determined by JSC FGC UES’ Board of Directors in accordance with Articles 36 and 77 of the Federal law “On Joint Stock Companies.”
     The Decision of the Board of Directors (Minutes No 108 dated July 1st, 2010), the offering price of the shares including offerings to persons having the pre-emptive right to purchase additional stock offered was determined to be RUR 0.50 for 1 (One) additional ordinary registered share.
2.5. Procedure and terms of the offering of securities issued
Procedure for determining the offering start-up:
     The date of the offering start-up — from the moment of notifying persons having the pre-emptive right to purchase additionally offered securities about the possibility of executing such rights by publishing a notification in the newspaper “Rossiyskaya Gazeta” and a registered mailing (or delivery) to the addresses of every person indicated in the list of persons having the right to purchase additional offered stock; but not later than two weeks after notification about the State registration of the additional issue of securities is published in the newspaper “Rossiyskaya Gazeta.” In this regards, the moment of notifying persons having the pre-emptive right to purchase additionally offered securities about the possibility of executing such rights will be the latest of the following events: publication of the notification about the possibility of executing the pre-emptive right in the newspaper “Rossiyskaya Gazeta;” registered mailing (or delivery) of the last notification about the possibility of executing the preemptive right to the addresses of every person indicated in the list of persons having the right to purchase additional offered stock.
     In cases when the date being determined in accordance with such a procedure falls on a non-working day, then the date of the offering start-up will be the nearest following working day.
The procedure for determining the date of the offering start-up:
     The end date of the offering — February 4th, 2011.
     Terms of the offering are determined by indicating the dates for disclosing any information about the securities issue.
Procedure for disclosing such information:
     Not later than 20 days after the State registration of the additional securities issue, the Issuer should notify persons having the pre-emptive right to purchase additionally placed securities about the possibility of executing such rights by publishing notification in the newspaper “Rossiyskaya Gazeta” and by registered mailing (or delivery) addressed to each person indicated in the list of persons having the right to purchase additional shares offered.
     Simultaneously, the Issuer publishes notification about the possibility of executing the pre-emptive right to purchase shares (hereinafter referred to as “the Notification”) on the web site: www.fsk-ees.ru.
     Notification about the State registration of the additional stock issue should be published by the Issuer within the following period from the date of publishing information about the State registration of the additional issue of securities of the Issuer on the web site of the registration authority or receipt by the Issuer of a written notification from the registration authority about the State registration of the additional issue of securities by mail, fax or electronic mail, delivery against receipt depending on which of the above-mentioned dates will fall on an earlier date:
•	in a news release — not later than 1 (One) day;

•	on the web site of the Issuer: http://www.fsk-ees.ru — not later than 2 (Two) days;

•	in the newspaper “Rossiyskaya Gazeta” — not later than 10 (Ten) days.
     Notification about the start-up of the securities offering should be published by the Issuer within the following period:
•	in a news release published with the information agency “Interfax” — not later than 5 (Five) days before the start-up date of the securities offering;

•	on the web site of the Issuer: http://www.fsk-ees.ru — not later than 4 (Four) days before the start-up date of the securities offering.
     Information about the start-up of the offering of shares should be disclosed by the Issuer in the form of disclosing a significant event “Information about the stages of the procedure for issuing securities” within the following period from the date of the start-up of the securities offering:
•	in a news release published with the information agency “Interfax” — not later than 1 (One) day;

•	on the web site of the Issuer: http://www.fsk-ees.ru — not later than 2 (Two) days;
     Method of offering the securities: public offering
     Possibility of pre-emptive purchase of the securities placed including the possibility of executing the pre-emptive right to purchase securities stipulated by Articles 40 and 41 of the Federal law “On Joint Stock Companies:”
     The Company’s shareholders have the pre-emptive right to purchase additional shares placed via public offering in an amount in direct proportion to the number of shares of the category (type) they owned.
     The list of people having the pre-emptive right to purchase additional placed shares is made on the basis of the register of the Issuer’s shareholders, as of the date of the Resolution made by JSC FGC UES’ Board of Directors, which is the basis for the placement of additional shares that is «28» June 2010.
     The Issuer does not execute the offering of securities with the involvement of professional participants of securities market that provide securities placement services to the Issuer.
     The Issuer does not execute the securities offering with the possibility of their purchasing outside the Russian Federation, including through the purchase of foreign securities.
     In the opinion of the Issuer, there are no other significant conditions of the securities offering.
2.6. Procedure and terms of payment for the issued securities offered Monetary payment is provided for.
     Terms and procedures for paying for the securities: Potential purchasers can make non-cash monetary payments for shares in the currency of the Russian Federation (Russian rubles).
     Due date: Payment for shares offered within the framework of the pre-emptive right of purchasing is made simultaneously with submitting the application on purchasing shares offered.
     Payment for the shares offered within the framework of the pre-emptive right for purchasing shall be made not later than the end date of pre-emptive right validity.
     When stock is offered outside of the pre-emptive right for purchasing, the stock purchased should be paid for in full by purchasers notified about satisfying their offers not later than four working days prior to the end date of the placement.
     Cash form of settlements is not provided for.

     Non-cash form of settlements is provided for.
     Form of non-cash settlements: settlements via payment orders and bank transfers.
     Information about the credit organization:
     Full name of the credit organization: Joint Stock Commercial Bank of Savings of the Russian Federation (Open Joint Stock Company) Lefortovo branch No 6901 of Sberbank of Russia, Moscow;
     Abbreviated name: JSC Sberbank of Russia Lefortovo branch No 6901 of Moscow;
     Location: 14 Shosse Entuziastov, Moscow, Russia;
     Settlement account No 40702810138120116293, BIC 044525225, correspondent account 30101810400000000225.
     Terms of payment and documents executed under such payment:
     Securities of the present additional issue are placed subject to their full payment.
     Monetary payment is provided for when purchasing issued securities.
     Obligations to pay for offered shares is considered complete from the moment that monetary funds are received on the settlement account of the Issuer in accordance with the procedure specified below and in Paragraph 8.6 of the Prospectus of the securities issue.
     Shares are credited to the personal accounts of purchasers in the register of owners of registered securities of the Issuer (the purchasers’ custody accounts in a depository) only upon payment in full for shares and not later than the end date of the share offering.
2.7. Procedure and terms for concluding contracts in the course of the issued securities offering
     Additional shares are offered to persons executing the pre-emptive right to purchase shares in accordance with the procedure stipulated by Paragraph 8.5 of the Resolution on the additional issue of securities and of Paragraph 9.3 of the Prospectus of the securities issue.
     Outside the framework of executing the pre-emptive right for purchasing, additional shares are placed by concluding contracts on purchasing additional stock (hereinafter referred to as “the Contract on Stock Purchases”).
     For the purpose of concluding Contracts on stock purchases, the Issuer discloses the results of the execution of the pre-emptive right to purchase additional stock and simultaneously publishes a news release with the informational agency “Interfax” and on the web site www.fsk-ees.ru an invitation to submit offers for purchasing additional shares addressed to an undefined set of people.
     Starting from the publication date by the Issuer of an invitation to submit offers on purchasing additional stock and during the whole period of the offering, but not later than 10 working days prior to the end-date of the offering, potential purchasers (also hereinafter referred to as Purchasers, or in the singular — Purchaser) of additional stock can make offers for purchasing shares by submitting written offers for purchasing additional stock to the Issuer.
     Offers for purchasing additional stock of the present additional issue should be submitted on working days from 10:00 to 18:00 Moscow time at the following address: 34 Bolshaya Pochtovaya Street, Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository” or sent via mail to the following address: 34 Bolshaya Pochtovaya Street, Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository.”
     Each offer should contain the following information:
•	Title “Offer for purchasing shares of Open Joint Stock Company “Federal Grid Company of the Unified Energy System;”

•	Full name / last name, first name and middle name of a potential purchaser;

•	Taxpayer identification number of a potential purchaser (if available);

•	Place of residence (location) of a potential purchaser;

•	For physical persons — passport data (date and place of birth; passport series, number and date of issue; passport issuing authority);

•	For legal entities — information about the registration of a legal entity (including for Russian legal entities — information about the State registration of a legal entity/ entry into the Unified State Register of legal entities (date, registering authority, number of the respective certificate));

•	Agreement of a person making an offer to purchase the shares offered in the amount determined in an offer at the offering price defined by the Issuer’s Board of Directors in accordance with the Resolution on the additional securities issue and the Prospectus of the securities issue;

•	The exact number of shares that a person undertakes to purchase;

•	Personal account number in the register of owners of registered securities of the Issuer for the purpose of transferring the purchased stock. In cases when the shares should be credited to the account of a nominee holder in the register of owners of registered securities of the Issuer — the full trade name of the depository, information about the State registration of said depository (OGRN, the registering authority, date of the State registration and date of the entry about the depository into the Unified State Register of legal entities), the custody account number of the potential purchaser of the shares, the number and date of the depositary contract concluded between the depository and the potential purchaser of the shares (in respect to the shares);

•	Bank details of the potential purchaser for the purpose of returning monetary funds;

•	Contact details (mailing address and fax number with area code) for the purpose of sending a reply on the acceptance of the offer.
     In cases when in accordance with the existing legislation a person who submitted an offer purchases the amount of additional stock indicated in the offer in accordance with advance approval of the anti-monopoly authority, the person who submitted the offer must attach a copy of the respective approval of the anti-monopoly authority.
     The offer should be signed by the potential purchaser (or a person acting on behalf of the potential purchaser by operation of law) or by a person acting on behalf of the potential purchaser on the basis of a power of attorney and for legal entities — have an impression of a seal (if such a seal is available). In cases when the offer is signed on behalf of a potential purchaser by a person acting by operation of law or on the basis of a power of attorney, a document confirming the authority of said person or a notarized copy of such a document should be attached to the offer.
     The Issuer can specify the recommended offer format. In this case, the Issuer published the offer format on its web site: www.fsk-ees.ru, not later than the date of publishing the invitation to submit offers for purchasing shares.
     The financial guarantee should be attached to the offer providing for payment for the shares by the person who submitted the offer in case such an offer is accepted by the Issuer.
     The Issuer refuses to accept the offer in cases when such an offer was delivered to the Issuer outside the period for submitting offers stipulated by the present resolution on the additional issue of securities and such an offer does not comply with requirements provided for by Russian legislation, the Resolution on the additional issue of securities and the Prospectus of the securities issue.
     The issuer should register the offers submitted in a special register of received offers (hereinafter referred to as “the Register”) at the day of their receipt.
     The Issuer accepts offers on purchasing additional stock submitted by potential purchasers of the shares at its discretion.
     If a resolution was made to accept offers received by the Issuer within the period stipulated by the present paragraph of the Resolution on the additional issue of shares and the respective requirements stipulated by Paragraph 8.3 of the present resolution on the additional issue and Paragraph 2.7 of the Prospectus of the securities issue, the Issuer should send (deliver) to the potential purchaser a reply about satisfaction of the offer:
•	within five working days of the date of the offer receipt; or

•	within three working days from the date of the Minutes of the meeting of the authorized body of the Issuer that approved the offering of additional shares as a related party transaction.
     The offer submitted is considered as accepted if the Issuer sends (delivers) its response for satisfying the offer.
     A response about satisfying an offer should be delivered to the purchaser in person or to its authorized representative; or should be mailed or faxed to the purchaser using the address or number indicated in the offer. A response about offer satisfaction should indicate the number of shares within the number of shares specified in the offer of a potential purchaser whose offer is satisfied.
     The date of receiving by the purchaser of a response about offer satisfaction is considered to be the earliest of the following dates:
     a) the date of delivery of the Issuer’s response to a purchaser in person or to his/her authorized representative;
     b) the date of sending the Issuer’s response to a purchaser via fax to the fax number specified in the offer with automatic confirmation of sending on such a date;
     c) the date of delivery of the response of the purchaser by courier (postal service) at the address specified in the offer.

     Contract on purchasing shares is considered as concluded at the moment when the person who sent the offer receives a response about satisfying the offer. Optional for a potential purchaser a contract on purchasing the stock could be executed in writing.
     For the purpose of signing a contract on purchasing stock, a Purchaser shall apply at the following address: 5A Akademika Chelomeya Street, Moscow, Russia daily from 10:00 till 17:00 (Moscow time), except for weekends and public holidays. The contract shall be signed within 7 (Seven) days from the date of a Purchaser’s request but not later than 4 working days prior to the end-date of the offering.
     Additional shares in the amount specified in the satisfied offer should be paid in full by the purchasers within four working days prior to the end-date of the offering.
     Shares purchased should be paid for by the purchaser in accordance with conditions about the form and amount of payment specified in the offer; and in accordance with the procedure specified in Paragraph 8.6 of the Resolution.
     In cases when the obligation to pay for additional shares purchased is not fulfilled by a potential purchaser within the period specified above, the Issuer has the right to renounce its obligations to transfer the additional shares to said purchaser.
     In cases when the obligations to pay for the additional shares are fulfilled in part, the Issuer has the right to fulfill its counter-obligation to transfer additional shares to the purchaser in the amount paid for by the purchaser.
     In the event when the Issuer abandons executing its counter-obligation to transfer shares to a Purchaser when the Purchaser executed its obligations to pay for additional shares acquired in part, or executed full payment for additional shares after the dates indicated above, monetary funds received as partial execution of the obligation to pay for the shares or, respectively, all monetary funds paid by the Purchaser for the additional shares are subject to return to the Purchaser in cashless payment within 60 (Sixty) days after the end date of the offering using bank details specified in the offering.
     The Issuer has the right not to notify a Purchaser about its refusal to execute its counter-obligation to transfer shares (all or unpaid by a Purchaser, respectively); however for the purpose of informing a Purchaser at the discretion of the Issuer such a notification can be served to the Purchaser in person or via its authorized representative or mailed to its mailing address and (or) fax number and (or) e-mail address specified in the offer.
     In cases when the monetary funds paid to the Issuer as payment for the additional shares purchased exceeds the total value of the additional shares payable for the additional stock, the excess funds paid should be returned via non-cash monetary funds in Russian rubles not later than 60 (Sixty) days after the end-date of the securities offering. Monetary funds are returned using requisites specified in the offer; in case such an offer does not contain such requisites, the funds are transferred using bank details indicated in the claim for monetary funds return.
     Contracts concluded during the offering are changed and/or terminated on the basis of and in accordance with procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.
     Securities are not placed via subscription by holding a tender.
     The Issuer does not offer securities with the involvement of professional participants of the securities market who provide the Issuer services on the placement of securities.
     Simultaneously with the placement of securities, it is not planned to suggest purchasing previously placed (circulating) securities of the Issuer of the same class, category (type), including outside of the Russian Federation via an offering of the respective foreign securities.
     The Issuer and/or its authorized person does not intend to conclude provisional contracts containing an obligation to conclude the principal contract in the future aimed at carving-out securities offered to the first owner; or to collect preliminary applications for purchasing securities.
     The Issuer is a strategically important business for national defense and state safety. In accordance with Paragraph 2 Article 8 of the Federal Law dated March 26th, 2003 No 35-FZ “On the Electric Power Industry,” the share of the Russian Federation in the authorized capital of the Issuer cannot be less than 75% plus one voting share. Due to this, in the course of the present issue, there is no possibility of concluding a transaction aimed at acquiring the right to direct or indirect control of over 25% of total votes falling to voting shares (equity stake) of the Issuer’s authorized capital or other possibilities to block decisions taken by the Issuer’s management bodies by a foreign state, international organization or an entity under their control. Therefore, the conclusion of agreements for carving-out the Issuer’s securities of the present additional issue to the advantage of the first holder during the securities placement does not require a resolution on the preliminary approval of the specified agreements in accordance with the

Federal law “On the Procedure for Foreign Investments in Business Companies that are Strategically Important for National Defense and State Security.”
     Securities are registered securities; the register of owners of the securities is maintained by a registrar.
     A person to whom the Issuer gives (sends) a transfer order as the basis for making a credit entry to the personal account of the first purchaser (the registrar, first purchaser) as well as other conditions of issuing the transfer order:
Full trade name of the registrar: Open Joint Stock Company “Central Moscow Depository”
     Abbreviated trade name: JSC “CMD”
     Location: 34 Bolshaya Pochtovaya Street, Bldg. 8, Moscow, Russia, 105082.
     License of professional participants in the securities market to maintain the register of the owners of registered securities:№ 10-000-1-00255
     Date of the issue: 13.09.2002.
     Validity of license: unlimited duration.
     Authority issuing the license: Federal Service for Financial Markets.
     Upon State registration of the additional securities issue, the Issuer submits to the registrar the registered Resolution on the additional securities issue; and securities of the additional issue are credited to the Issuer’s account opened in the register of the owners of the Issuer’s securities maintained by the registrar.
     Not later than 1 (One) day from the end date of the payment for securities stipulated by Paragraphs 8.3 and 8.6 of the Resolution on the additional issue of securities subject to the purchaser’s payment for the offered securities according to the procedure determined by Paragraph 8.6 of the Resolution on the additional issue of securities, and not later than 3(Three) days prior to the end date of the offering of the securities the Issuer executes and transfers to the registrar a transfer order for the respective number of shares to be transferred to personal (custody) accounts of purchasers of the stock.
     Credit entries to personal (custody) accounts of purchasers of the stock within the system of registering the owners of the Issuer’s securities/ the system of depository accounting for the nominee holder of the Issuer’s shares are made upon the full payment of shares purchased by the respective purchaser; and not later than the end-date of the stock offering.
2.8. Circle of potential purchasers of the issued securities offered
Shares are placed via public subscription among an undefined and unlimited set of people.
2.9. Procedure for disclosing information about the offering and results of the offering of the issued securities
     The Issuer discloses information after each stage of the share issue, as well as disclosing information in quarterly reports and disclosures of significant events in the form of information that may have a significant impact on the Issuer’s securities value in accordance with procedure stipulated by the Federal law “On the Securities Market” dated April 22nd, 1996 No 39-FZ (with further changes and additions), the Federal law “On Joint Stock Companies” dated December 26th, 1995 No 208-FZ (with further changes and additions), as well as “The Regulation on Disclosing Information by the Issuers of Securities” approved by an Order of the Russian FSFM dated October 10th, 2006 No 06-117/pz-n (hereinafter referred to as “the Regulation”). If at the moment of the occurrence of the event to be disclosed by the Issuer, the respective federal laws as well as normative and legal acts of the federal body of the executive authority in the securities market stipulate different disclosure procedures and terms from those stipulated by the Resolution on the additional issue of securities and the Prospectus of the securities issue; then the disclosure is made in accordance with the procedure and within the terms stipulated by Federal laws and normative and legal acts of the federal body of the executive authority in the securities market effective at the moment of the occurrence of the event.
     All information to be disclosed on the Issuer’s web site in accordance with the Regulation and other normative and legal acts of the federal body of the executive authority of the securities market is available during the period stipulated by these normative and legal acts at the following address: www. fsk-ees.ru.
     The Issuer provides access to the information in each disclosure to any stakeholder including disclosures about significant events published by the issuer in accordance with the Regulation, as well as in the registered Resolution on the additional issue of securities, Prospectus of issue of securities and changes and/ or additions to them, in the report on results of the additional issue of securities, quarterly report and other documents subject to mandatory disclosure in accordance with section VIII of the Regulation by placing their copies at the address (at location) of the permanent executive body of the issuer recorded in the Unified state register of legal entities.
     The issuer submits copies of each statement including copies of each disclosure of significant fact published by the issuer in accordance with the Regulation as well as copies of the registered Resolution on the additional issue of securities, of Prospectus of issue of securities and changes and/ or additions to them, the report on results of the additional issue of securities, quarterly report and other documents subject to mandatory disclosure in accordance with section VIII of the Regulation to the owners of securities of the issuer and other stakeholders upon their request at a charge that should not exceed cost of making such copies within 7 (seven) working days from the date of presenting a request.
     Document copies that in accordance with Russian legislation are not intended for permanent storage by the Issuer are provided by the Issuer upon a request from stakeholders within the storage period stipulated for such documents.
     The Issuer provides copies of the documents certified by an authorized person of the Issuer.
     In cases when on the last day of the period stipulated by the Regulation for the mandatory disclosure or providing a copy of the documents falls on a non-working day, the next following working day is considered the end date of said period.
     1) At the stage of decision-making about securities offering the Issuer discloses this information in the form of the statement about significant fact “the Statement about the stages of the securities issue” through publishing is in the news release and on the Web-site. The Issuer publishes the information about the resolution made on the securities offering within the following period from the date of the minutes (the end date of the period stipulated by the legislation of the Russian Federation for preparing minutes) of the meeting of the Issuer’s authorized body where the resolution about the securities offering was approved.
•	in a news release published with the information agency “Interfax” — within 1 (One) day;

•	on the Issuer’s web site at: http://www.fsk-ees.ru — within 2 (Two) days;
     2) At the stage of approving the Resolution on the additional issue of securities the Issuer discloses this information in the form of the statement about significant fact “the Statement about the stages of the securities issue” through publishing is in the news release and on the Web-site. The Issuer publishes the information about approval of the resolution on the additional issue of securities within the following period from the date of the minutes (the end date of the period stipulated by the legislation of the Russian Federation for preparing minutes) of the meeting of the Issuer’s authorized body where the resolution on the additional issue of securities was approved:
•	in a news release published with the information agency “Interfax” — within 1 (One) day;

•	on the Issuer’s website at: http://www.fsk-ees.ru — within 2 (Two) days;
     3) The Issuer discloses information about the state registration of the additional issue of securities in the form of the statement about significant fact “the Statement about the stages of the securities issue” through publishing is in the news release and on the Web-site. The Issuer publishes the information about state registration of the additional issue of securities within the following period from the date of publishing the information about the state registration of the additional issue of securities on the Web-site of the registering authority or the date of receipt by the issuer of written notification from the registering authority about the state registration of the additional issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: http://www.fsk-ees.ru — within 2 (two) days;

•	in the newspaper “Rossiyskaya Gazeta” — within 10 (ten) days.
     In doing so, posting of the information to the web site is made upon publishing this information in the news release.
     The registered Resolution on the additional issue of securities and the registered Prospectus of issue of securities will be posted on the Web-site of the Issuer at http://www.fsk-ees.ru within at least 2 (two)

days from the date of publishing the information about the state registration of the additional issue of securities of the issuer on the Web-site of the registering authority or the date receipt by the issuer of written notification from the registering authority about the state registration of the additional issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     The registered Resolution on the additional issue of securities will be available on Web-site from the date of expiring the term stipulated by the Regulation for its posting to the Web-site, and if it was posted to the Web-site after expiring such term — from the date of its posting to the Web-site till the date of retirement (cancellation) of all the securities of the issue.
     The registered Prospectus of the additional issue of securities will be available on Web-site from the date of expiring the term stipulated by the Regulation for its posting to the Web-site, and if it was posted to the Web-site after expiring such term — from the date of its posting to the Web-site till the end of at least 6 months from the date of posting to the Web-site of the registered report on the results of the issue (additional issue) of securities.
     Starting from the date of the state registration of the additional issue of securities all stakeholders can survey the Resolution on the additional issue of securities and the Prospectus of the issue of the securities and obtain copies of these documents at the following address of JSC FGC UES: 5A Akademika Chelomeya Street, Moscow, Russia, 117630 tel.: +7 (800) 200-1881, fax: +7 (495) 710-9641, web site address: http://www.fsk-ees.ru.
     Upon request from owners of the securities and other stakeholders the Issuer and/or the registrar who maintains the register of the owners of the registered securities of the Issuer must provide copies of the mentioned documents to the owners of the Issuer securities and to other stakeholders at a charge not exceeding cost of making such copies within at least 7 (seven) days from the date of the request.
     4) Not later than 20 days from the date of the state registration of the additional issue of securities the Issuer should notify persons having the pre-emptive right of purchasing the additional securities offered, about the possibility to execute such pre-emptive right by publishing notification in the newspaper “Rossiyskaya Gazeta” and registered mailing (or delivery) to each person indicated in the list of persons having the pre-emptive right of purchasing the additional securities offered.
     Simultaneously, the Issuer posts the notification about the possibility to execute the pre-emptive right of purchasing stock (hereinafter referred to as “the Notification”) on the Web-site at http://www.fsk-ees.ru.
     5) The Issuer should publish information about the start-up date of the securities offering within the following period:
•	in a news release published with the information agency “Interfax” — not later than 5 (five) days prior to the date of the securities offering start-up;

•	on the Issuer’s web site at http://www.fsk-ees.ru — not later than 4 (four) days prior to the date of the securities offering start-up.
     The Issuer discloses the information about the start-up of the stock offering in the form of the statement about the significant fact “the Statement about the stages of the securities issue” within the following period from the date of the start-up of the stock offering:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: http://www.fsk-ees.ru — within 2 (two) days;
     The Issuer should publish the information about changing the date of the securities offering start-up in the news release and on its Web-site in case when the Issuer made a decision to change this date. The Issuer should publish the information about changing the date of the securities offering start-up date within the following period:
•	in a news release published with the information agency “Interfax” — not later than 1 (one) prior to such date;

•	on the Issuer’s web site at: http://www.fsk-ees.ru — not later than 1 (one) day prior to such date.
     In doing so, posting the information to the web site is made upon publishing this information in the news release.

     6) Within 2 (Two) days after summarizing the execution of the pre-emptive right of purchasing shares the Issuer discloses this information in the news release of the information agency “Interfax” and on its Web-site at http://www.fsk-ees.ru, indicating the following details:
•	class, category (type) and form of the securities offered;

•	offering price of the securities;

•	actual start-up and end dates of the validity of the pre-emptive right;

•	number of actually placed securities to persons included in the list of persons having the pre-emptive right to purchase additional shares;

•	number of shares subject to offering to an unlimited set of people.
     7) For the purpose of concluding contracts on purchasing shares simultaneously with disclosing the results of executing the pre-emptive right of purchasing the shares the Issuer publishes an invitation to submit offers to purchase shares in the news release on the information agency “Interfax” and on its Web-site at http://www.fsk-ees.ru addressed to undefined set of people.
     8) In case when during the period of the securities offering the Issuer makes a decision to introduce changes and/or additions to the Resolution on the additional issue of securities and/ or the Prospectus of issue of securities and/ or if the Issuer receives written request (order, ruling) of the state body authorized in accordance with the legislation of the Russian Federation to make decision on suspension of the securities offering (hereinafter referred to as “the authorized body); the Issuer must suspend the securities offering and publish a statement about suspending the securities offering in the news release and on its Web-site.
     The Issuer should publish information about suspending the securities offering within the following period from the date of the minutes (the end date of the period stipulated by the legislation of the Russian Federation for preparing minutes) of the meeting of the Issuer’s authorized body where the resolution on introducing changes and/or additions to the Resolution on the issue of securities and/or the Prospectus of issue of securities; and in case of changing conditions stipulated by the resolution on the securities offering — the date of the minutes (the end date of the period stipulated by the legislation of the Russian Federation for preparing minutes) of the meeting of the Issuer’s authorized body where the resolution on introducing such changes, or the date when the Issuer receives written request (order, ruling) of the state body authorized in accordance with the legislation of the Russian Federation to make decision on suspension of the securities offering via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     In case when the securities offering is suspended due to a resolution of the registering authority on suspending the issue of securities then the Issuer discloses information about suspending the securities offering in the form of the statement about the significant fact “the Statement about suspending and resuming of the securities issue”:
•	in the news release of the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s Web-site at: www.fsk-ees.ru — within 2 (two) days;
     The moment of occurrence of the significant fact containing information about suspending the issue of securities is considered to be the date of posting the information about suspending of the securities issue on the Web-site of the registering authority; or the date when the issuer receives written notification from the registering authority about suspending of the issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     9) Upon registration during the period of the securities offering of changes and/or additions to the Resolution on the additional issue of securities and/or the Prospectus of issue of securities; a decision on refusal to register such changes and/or additions, or upon receipt of written notification (order, ruling) of the authorized body about permission to resume the securities offering (termination of the basis for suspending the securities offering) the Issuer should publish the statement about resuming the securities offering in the news release and on the Web-site.

     The Issuer should publish information about resuming the securities offering within the following period from the date of disclosing the information about registration of changes and/or additions to the Resolution on the additional issue of securities and/or the Prospectus of issue of securities; or about refusal to register such changes and/or additions on the Web-site of the registering authorities; or about receiving the written notification from the registering authority about registration of changes and/or additions into the resolution on the additional issue of securities; or about refusal to register such changes and/or additions; or written notification (order, ruling) from the authorized body about resuming the securities offering (termination of the basis for suspending the securities offering) via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     In case when the securities offering is resumed due to a resolution of the registering authority on resuming the issue of securities then the Issuer discloses information about resuming the securities offering in the form of the statement about the significant fact “the Statement about suspending and resuming of the securities issue”:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     The moment of occurrence of the significant fact containing information about resuming the issue of securities is considered to be the date of posting the information about resuming of the securities issue on the Web-site of the registering authority; or the date when the issuer receives written notification from the registering authority about resuming of the issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     It is not allowed to resume the issue of securities prior to disclosing information about resuming the offering of securities in the news release and on the Web-site.
     10) The Issuer undertakes to disclose information in cases when the issue (the additional issue) of securities is recognized as rejected or void in the form of disclosing a significant fact “Information about Recognizing the Issue (the additional issue) of Securities as Rejected or Void” within the following period from the moment of the occurrence of said event:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     The moment of occurrence of the significant fact containing information about recognizing the issue (the additional issue) of securities void is the date of posting the information about recognizing the issue of securities void on the Web-site of the registering authority; or the date when the issuer receives written notification from the registering authority about recognizing the issue (the additional issue) of securities void via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     The moment of occurrence of the significant fact containing information about recognizing the issue (the additional issue) of securities rejected is the date when the issuer receives the effective (the date of receipt by the issuer of the effective) judicial act (resolution, ruling, order) about recognizing the issue (the additional issue) of securities rejected.
     11) Information about completion of the stock offering is disclosed by the Issuer in the form of the statement about the significant fact “the Statement about the stages of the issue of securities” within the following period from the date of completion of the stock offering:
•	in the news release of the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s Web-site at: www.fsk-ees.ru — within 2 (two) days;
     12) Information about the state registration of the report on the results of the additional issue of securities is disclosed in the form of the statement about significant fact “the Statement about the stages of the issue of securities”.
     The moment of occurrence of the significant fact containing information about the state registration of the report on the results of the additional issue of securities is the date of posting the information about the state registration of the report on the results of the additional issue of securities on the Web-site of the registering authority; or the date when the issuer receives written notification from the registering authority about the state registration of the additional issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     The issuer discloses the information in the form of the statement about significant fact in accordance with the following order:
•	in the news release of the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s Web-site at: www.fsk-ees.ru — within 2 (two) days;
     The statement about the significant fact should be available on the Web-site during at least 6 (six) months from the date of expiring the term stipulated by the Regulation for its posting to the Web-site, and if it was posted to the Web-site after expiring such term — from the date of its posting to the Web-site.
     The registered report on the results of the additional issue of securities should be posted on the Web-site of the Issuer at http://www.fsk-ees.ru within at least 2 (two) days from the date of publishing the information about the state registration of the report on the results of the additional issue of securities on the Web-site of the registering authority or the date receipt by the issuer of written notification from the registering authority about the state registration of the report on the results of the additional issue of securities via mail, fax or electronic mail, delivery in person depending on which of the mentioned dates is the earliest.
     The registered report on the results of the additional issue of securities should be available on the Web-site during at least 6 (six) months from the date of expiring the term stipulated by the Regulation for its posting to the Web-site, and if it was posted to the Web-site after expiring such term — from the date of its posting to the Web-site.
     13) The Issuer discloses information in the form of statements about significant facts in accordance with the procedure stipulated by the current legislation of the Russian Federation, including normative and legal acts of the federal body of the executive authority in the securities market.
     The Issuer discloses information about the significant fact within the following period from the date of occurrence of said significant fact:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     In doing so, the information is posted on the web site upon publishing this information in the news release.
     Statements about significant facts should be available on the Issuer’s web site at www.fsk-ees.ru during at least 6 (six) months from the date of the expiration of the term stipulated by the Regulation for its posting on the web site, and if it was posted to the web site after the expiration of said term — from the date of its posting to the web site.
     14) The Issuer makes disclosures in the form of statements of the events that may have significant impact on the value of the securities of the issuer.
     Statements about information that may have significant impact on the value of the securities of the issuer should be published within the following period from the moment of occurrence of the respective event:
•	in a news release published with the information agency “Interfax” — within 1 (one) day;

•	on the Issuer’s web site at: www.fsk-ees.ru — within 2 (two) days;
     In doing so, the information is posted on the web site upon publishing this information in the news release.
     Each statement about information that may have a significant impact on the value of the securities of the Issuer will be available on the web site www.fsk-ees.ru during at least 6 (six) months from the date of the expiration of the term stipulated by the Regulation for its posting to the web site, and if it was posted to the web site after the expiration of said term — from the date of its posting to the web site, if another term of the mentioned information availability is not stipulated by the Regulation.
     15) The Issuer discloses information in the form of the quarterly report of the Issuer of securities in accordance with the procedure stipulated by current Russian legislation including by normative and legal acts of the federal body of the executive authority in the securities market.
     The quarterly report is prepared based on the results of each quarter and is submitted to the registering authority not later than 45 (forty five) days from the end of the reporting quarter.

     The Issuer publishes its quarterly report on the web site at www.fsk-ees.ru within 45 (forty-five) days from the end of the respective quarter.
     The quarterly report will be available on the Issuer’s web site at www.fsk-ees.ru within at a minimum 3 (three) years from the date of the expiration of the term stipulated by the Regulation for its posting on the web site, and if it was posted to the web site after the expiration of said term — from the date of its posting to the web site.
     Statement about the procedure for accessing information in the quarterly report will be published not later than 1 (one) day from the date of its posting on the web site and its publication in news release format.
     Upon a request from a stakeholder, the Issuer and/or registrar keeping the register of owners of registered securities of the Issuer must provide a copy of the Resolution on the issue (additional issue) of securities, of the Prospectus of the securities issue and changes and/ or additions to them, of the Report on the results of the additional issue of securities, of a Notification about the result of the issue (additional issue), of the quarterly report and other documents subject to mandatory disclosure in accordance with Sections VIII and X of the Regulation on disclosing information by issuers of issued securities to the owners of securities of the Issuer upon their request at a charge that should not exceed the cost of making said copies within 7 (seven) working days from the date of presenting the request.

IX. Detailed information about the procedure and terms of the securities offering
9.1. Information about securities offered
     9.1.1. General information
Class, category (type) of securities: shares
Shares category: ordinary
The securities are not convertible.
Form of securities: Registered uncertified
Par value of each security of the issue (the additional issue) (RUR). 0.5 RUR
The availability of the par value of securities is stipulated by Russian legislation.
Number of securities of the issue (the additional issue) (shares): 28,288,776,589
Volume of securities issued at par value: RUR 14,144,388,294.5
     Information about a person maintaining the register of the Issuer’s securities owners is disclosed in Paragraph 10.6 of the Prospectus of the securities issue.
     Rights of an owner to each security of the issue
     In accordance with Paragraph 6.2 of the Articles of Association of Open Joint Stock Company “Federal Grid Company of the Unified Energy System” (hereinafter also referred to as “JSC FGC UES,” “the Company” or “the Issuer”):
     Shareholders — owners of the Company’s ordinary registered stock have the right to:
     1) Participate in person or by proxy in the Company’s General Meeting of shareholders with voting rights for all issues under its authority;
     2) Make proposals to the agenda of the General Meeting of shareholders in accordance with the procedure provided for by effective legislation of the Russian Federation and the current Articles of Association;
     3) Receive information about the Company’s operations and survey corporate documents in accordance with Article 91 of the Federal Law “On Joint Stock Companies;”
     4) Receive dividends declared by the Company;
     5) Carry out the pre-emptive acquisition of additional shares and issued securities placed through public offering and convertible into shares in an amount in proportion to the number of owned shares of this category (type) in cases stipulated by Russian legislation:
     6) In cases of liquidation of the Company, receive a portion of its property;
     7) Execute other rights stipulated by Russian legislation and the Company’s Articles of Association.
     Format of the securities placement: public offering
     Procedure for the securities placement:
     Procedure and terms for concluding civil law contracts (procedure and terms for submitting and accepting bids) in the course of the securities placement: Additional shares to persons executing the pre-emptive right to purchase stock are offered in accordance with the procedure stipulated by Paragraph 8.5 of the Resolution on the additional issue of securities and Paragraph of the Prospectus on the securities issue.
     Additional stock could be offered outside the framework of the pre-emptive right to purchase shares through the conclusion of contracts on purchasing additional shares (hereinafter referred to as “the Shares Purchase Contract”).
     For the purpose of concluding the Shares Purchase Contracts, the Issuer discloses the results of the execution of the pre-emptive right to purchase additional stock and simultaneously publishes a news release with the information agency “Interfax” and on its web site: www.fsk-ees.ru an invitation to submit offers for purchasing additional shares addressed to an undefined set of people.
     Starting from the publication date of the invitation to submit offers to purchase additional stock and during the whole period of the offering, but not later than 10 working days prior to the end-date of the offering, potential buyers of additional stock can make offers to purchase shares by submitting written offers for purchasing additional stock to the Issuer.
     Offers for purchasing additional stock of the current additional issue should be submitted on working days from 10:00 to 18:00 Moscow time at the following address: 34 Bolshaya Pochtovaya St., Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository” or sent via mail to the following address: 34 Bolshaya Pochtovaya St., Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository.”
     Each offer should contain the following information:
•	Title “Offer for purchasing shares of the Open Joint Stock Company “Federal Grid Company of the Unified Energy System;”

•	Full name / last name, first name and middle name of the potential buyer;

•	Taxpayer identification number of the potential buyer (if available);

•	Place of residence (location) of the potential buyer;

•	For physical persons — passport data (date and place of birth; passport series, number and date of issue; passport issuing authority);

•	For legal entities — information about the registration of the legal entity (including for Russian legal entities — information about the State registration of the legal entity/ entry into the Unified State Register of legal entities (date, registering authority, number of the respective certificate));

•	Agreement of the person making the offer to purchase the shares offered in the amount determined in the offer at the offering price defined by the Issuer’s Board of Directors in accordance with the Resolution on the additional issue of securities and the Prospectus of the securities issue;

•	The exact number of shares that a person undertakes to purchase;

•	The personal account number in the register of the owners of registered securities of the Issuer for the purpose of transferring the purchased stock. In cases when shares should be credited to the account of the nominee holder in the register of owners of the Issuer’s registered securities — the full trade name of the depository, information about the state registration of said depository (OGRN, the registering authority, date of the State registration and the date of the entry about the depository in the Unified State Register of legal entities), the custody account number of the potential buyer of the shares, the number and date of the depositary contract concluded between the depository and potential buyer of the shares (in respect to the shares);

•	Bank details of the potential buyer for the purpose of returning monetary funds;

•	Contact details (mailing address and fax number with area code) for the purpose of sending a reply on offer acceptance.
     In cases in which in accordance with the existing legislation a person submitted an offer purchases the amount of additional stock indicated in the offer in accordance with the advance approval of the anti-monopoly authority, a person who submitted the offer must attach a copy of the respective approval of the anti-monopoly authority.
     The offer should be signed by the potential buyer (or a person legally acting on behalf of the potential buyer) or by a person acting on behalf of a potential buyer on the basis of a power of attorney and for legal entities — having an impression of a seal (if such a seal is available). In cases when the offer is signed on behalf of a potential buyer by a person acting by legal operation or on the basis of a power of attorney, a document confirming the authority of said person or a notarized copy of such a document should be attached to the offer.
     The Issuer can specify the recommended offer format. In this case, the Issuer published the offer format on its web site www.fsk-ees.ru not later than the date of publishing the invitation to submit offers for purchasing shares.
     The financial guarantee could be attached to the offer providing for the payment for shares by a person submitting the offer, in case the offer is accepted by the Issuer.
     The Issuer can refuse to accept an offer in cases when such an offer was delivered to the Issuer outside the period for submitting offers stipulated by the present resolution on the additional issue of securities and such offer does not comply with requirements provided for by Russian legislation, the Resolution on the additional securities issue and the Prospectus of the securities issue.
     The Issuer should register the offers submitted in a special register of received offers (hereinafter referred to as “the Register”) on the day of their receipt.
     The Issuer accepts offers on purchasing additional stock submitted by potential buyers of shares at its discretion.

     The offer submitted is considered as accepted if the Issuer sends (delivers) its response to satisfy the offer.
     A response about satisfying an offer should be delivered to the buyer in person or to his/her authorized representative; or should be mailed or faxed to the buyer using the address or number indicated in the offer. A response about satisfying an offer should indicate the number of shares within the number of shares specified in the offer of a potential buyer whose offer is satisfied.
     The date that the buyer receives a response about the satisfaction of the offer is considered to be the earliest of the following dates:
a) the date of delivery of the Issuer’s response to the buyer in person or to his/her authorized representative;
b) the date of the Issuer sending a response to the buyer via fax to the fax number specified in the offer with automatic confirmation of sending on such a date;
c) the date of delivery of the response of a buyer by courier (postal service) to the address specified in the offer.
     The contract on purchasing shares is considered concluded at the moment when a person who sent the offer receives a response about offer satisfaction. Optionally for a potential buyer, a contract to purchase of stock could be executed in writing at the following address: 5A Akademika Chelomeya St., Moscow, Russia.
     Additional shares in the amount specified in the satisfied offer should be paid for in full by buyers within three working days prior to the end-date of the offering.
     Shares purchased should be paid for by the buyer in accordance with conditions about the form and amount of payment specified in the offer; and in accordance with the procedure specified in Paragraph 8.6 of the current resolution.
     In case when monetary funds paid to the Issuer as payment for the additional shares purchased exceeds the total value of the additional shares payable for the additional stock, the excessive funds paid should be returned via non-cash monetary funds in rubles within 3 (three) working days after the expiration of the term for the payment of the additional shares stipulated by the present resolution; or upon a claim submitted by the buyer to return monetary funds. Monetary funds are returned using requisites specified in the offer; in cases when such an offer does not contain such requisites, the funds are transferred using bank details indicated in a claim for monetary funds return.
     In case when obligation to pay for the additional shares purchased is not fulfilled by a potential buyer within the period specified above, the Issuer has the right to renounce the contract unilaterally and without legal recourse including renounce its obligations to transfer the additional shares to such buyer without any responsibility of the Issuer. In such case the Contract on purchasing the additional shares is considered terminated on the day following the day of expiring the period of payment for the additional stock as specified by the present paragraph; and the additional shares for which monetary funds were not credited to the account of the Issuer and/ or non-monetary assets were not transferred into the ownership of the Issuer in due date and in proper manner, are left unplaced.
     In case when obligations to pay for the additional shares are fulfilled in part, the Issuer renounces counter obligations to transfer the additional shares unpaid by a buyer, and the respective Contract on purchasing of the additional stock in respect of the shares unpaid by a person who purchases the additional shares. Such contract is considered changed from the moment of making entry by the Issuer to a personal account of a buyer about crediting the account for the paid amount of the shares; and the additional shares for which monetary funds were not credited to the account of the Issuer and/ or non-monetary assets were not transferred into the ownership of the Issuer in due date and in proper manner, are left unplaced.
     Contracts concluded during the offering are changed and/or terminated on the basis of and in accordance with procedures stipulated by Chapter 29 of the Russian Civil Code.
     The pre-emptive right to purchase securities is provided for in the course of the securities placement.
     Securities are registered securities; the register of owners of the securities is maintained by a registrar.
     A person to whom the Issuer gives (sends) a transfer order as the basis for making a credit entry into the personal account of the first buyer (the registrar, first buyer) as well as other conditions of issuing the transfer order:
     Full trade name of the registrar: Open Joint Stock Company “Central Moscow Depository”
     Abbreviated trade name: JSC “CMD”

     Location: 34 Bolshaya Pochtovaya St., Bldg. 8, Moscow, Russia, 105082.
     License of the professional participant of securities market to maintain the register of the owners of registered securities: № 10-000-1-00255
     Date of issue: September 13th, 2002
     Validity of the license: unlimited duration
     Authority issuing the license: Federal Service for Financial Markets
     Upon the State registration of the additional securities issue, the Issuer submits to the registrar the registered Resolution on the additional securities issue; and the securities of the additional issue are credited to the Issuer’s account opened in the register of owners of the Issuer’s securities maintained by the registrar.
     Not later than 1 (one) day of the closing date of payment for the securities specified in paragraphs 8.3 and 8.6 of the Decision on additional issue of securities, subject to purchaser’s payment for the securities issued in the manner provided in paragraph 8.6. of the Decision on additional issue of securities, and no later than 3 (three) days before the end of the issue of securities the Issuer sends the Registrar the transfer order, which is the basis for making a credit entry on the Purchaser’s or nominal shareholder’s account as specified in the Offer submitted by the Purchaser.
     The Issuer executes and transfers to the registrar a transfer order for the respective number of shares to be transferred to the personal (custody) accounts of the buyers of the stock within 3 (three) working days from the payment date for stock purchased by the buyer but not later than the end-date of the offering.
     Shares are considered issued from the entry date into the register of shareholders — the Issuer’s security owner of record who confirms the credit of securities onto the Purchaser’s personal account or the nominee as specified in the Offer submitted by the Purchaser.
     The issue of additional shares to persons executing their pre-emptive right to purchase additional shares, shall be as defined in Paragraph 8.5. Of the Decision to issue additional securities and Item 9.3 of this Prospectus.
     Securities are not placed via subscription by holding a tender.
     The Issuer does not offer securities with the involvement of professional securities market participants who provide the Issuer securities placement services.
Simultaneously with placement of securities it is not planned to suggest purchasing of previously placed (circulating) securities of the Issuer of the same class, category (type), including outside of the Russian Federation via offering of the respective foreign securities.
     The Issuer and/or his/her authorized person does not intend to conclude provisional contracts containing an obligation to conclude the principal contract in the future aimed at carving-out the securities offered to the first owner; or to collect preliminary applications for purchasing securities.
     The Issuer is an economic entity which has a strategic importance for national defense and security; In accordance with the Item 2, Article 8 of the Federal law “On the procedure of foreign investments in economic societies having strategic importance for national defense and security” the share of the Russian Federation in the registered capital of the Issuer shall not be less than 75% plus one voting share. Thus, the conditions of the proposed issue exclude the possibility of concluding a transaction through which a foreign country or an international organization under the control of such country will directly or indirectly control more than 25% of the total number of votes of the voting stocks (shares) of the Issuer’s chartered capital or other possibility to block decisions of the Issuer’s management. Consequently, any deals aimed at the sale of securities of this additional issue of Issuer’s stock to the primary owners do not require a preliminary approval in accordance with the Federal Law “On Foreign Investments in the Business Entities of Strategic Importance for National Defence and State Security.”
     Management body of the Issuer that approved the Resolution on the securities issue and the Prospectus of the securities issue: the Board of Directors
     Date of the Resolution on the securities issue and the Prospectus of the securities issue: June 28th, 2010
     Date and Number of the Minutes of the meeting of the Board of Directors which approved the respective resolution: Minutes No 108 dated July 1st, 2010.
     Percentage of securities that makes the securities issue invalid if left unplaced: the percentage of securities that makes the issue (the additional issue) of securities invalid if left unplaced is not specified.

9.1.2 Additional information about bonds offered.
     The securities offered are not bonds.
9.1.3. Additional information about convertible securities offered
     The securities offered are not convertible.
9.1.4. Additional information about options offered by the Issuer
     An option offering is not provided for.
9.1.5. Additional information about mortgage-backed bonds offered
     The securities offered are not mortgage-backed bonds
9.1.6. Additional information about Russian depository receipts offered
     The securities offered are not Russian depository receipts.
9.2. Offering price (the procedure for determining the price) of securities issued
     In accordance with the decision of the Board of Directors to increase the Company’s registered capital (Minutes №, 108, dated July 1st, 2010) the offering price of shares, including shares offered to holders of the preferential right to acquire additional equity in the Company, shall be determined by JSC “FGC UES’” Board of Directors, in accordance with Articles 36 and 77 of the Federal Law on “Joint Stock Companies.”
     In accordance with the decision of the Board of Directors (Minutes №, 108, dated July 1st, 2010), the offering price of shares, including shares offered to the holders of the preferential right to acquire additional equity in the Company was established at the rate of 50 kopecks per 1 (one) additional ordinary registered share.
9.3. Pre-emptive rights to purchase issued securities offered
     In accordance with Articles 40, 41 of Federal Law No 208-FZ “On Joint Stock Companies,” the Company’s shareholders have the pre-emptive right to purchase additional shares placed via public offering in an amount proportional to the number of ordinary registered shares they previously owned.
     Date of preparing the list of persons having the pre-emptive right to purchase issued securities offered: The list of persons having the pre-emptive right to purchase additional stock offered should be made on the basis of information from the Issuer’s register of shareholders as of the date of the Resolution of JSC FGC UES’ Board of Directors that is the basis of the additional stock offering on June 28th, 2010.
     The placement of securities other than through the mentioned execution of the pre-emptive right is not allowed till the expiration date of the pre-emptive right to purchase offered securities.
     Procedure for notifying shareholders about the possibility to execute their pre-emptive right to purchase shares:
     Not later than 20 days after the State registration of the additional issue of securities, the Issuer should notify persons having the preemptive right to purchase additionally placed securities about the possibility of executing such a right by publishing a notification in the newspaper “Rossiyskaya Gazeta” and by sending via registered mail (or delivery) to the address of each person indicated in the list of persons having the right to purchase additional offered shares.
     Simultaneously, the Issuer publishes notification about the possibility of executing pre-emptive rights for purchasing shares (hereinafter referred to as “the Notification”) on the web site: www.fsk-ees.ru.
     Notification should include information about the number of shares offered, the offering price per share, the procedure for determining the number of shares that each person enjoys the pre-emptive right to acquire, the application procedure for persons executing their pre-emptive right to purchase shares, the procedure of paying for acquired stock, the period for executing pre-emptive rights.

     Procedure for executing pre-emptive rights including the duration of the pre-emptive rights.
     Shares are offered to persons having the pre-emptive right to purchase shares on the basis of applications to purchase said shares (hereinafter referred to as “the Application”) submitted by such persons; documents confirming payment for said shares should be attached to the Application.
     The Company’s shareholders who have the pre-emptive right to purchase additional shares placed via public offering have the right to purchase the amount of shares in proportion to the number of ordinary registered shares of the Issuer that they own.
     The duration of the pre-emptive right to purchase shares — till the occurrence of the last of the following dates — December 20th, 2010 or the 46th day from the date of publishing the notification about the possibility of executing preemptive rights in “Rossiyskaya Gazeta” newspaper; or the 46th day from the date of sending registered mail (or delivery) of the last notification about the possibility of executing pre-emptive rights to the person indicated in the list of persons enjoying the pre-emptive right to purchase additional shares offered.
     The period of pre-emptive rights begins from the moment of the Issuer’s execution of its full obligations under the Notice of pre-emptive rights, namely the moment of the Issuer executing the last of the following actions: publishing notifications about the possibility of the pre-emptive right in the newspaper “Rossiyskaya Gazeta,” registered mailing (or delivery) of the last notice of the possibility of pre-emptive rights to persons specified in the list of persons entitled to acquire additional shares.
     The placement of securities otherwise than through the above-mentioned execution of pre-emptive rights is not allowed till the expiration date of the pre-emptive right to purchase the offered securities.
     The applicant is entitled to fully or partially exercise his/her pre-emptive rights by filing the Application with the Issuer.
     The offer should be signed by a person enjoying the pre-emptive right to purchase shares or by an authorized person, in which case an original or notarized copy of the duly issued power of attorney or other document confirming the authority of the representative should be attached or mailed to the Issuer.
     The Issuer should receive the Application within the period of validity of the pre-emptive right.
     The Application should contain the following information:
•	Title “Application for purchasing shares of the Open Joint Stock Company “Federal Grid Company of the Unified Energy System,” pursuant to the execution of the pre-emptive rights;”

•	Full name / last name, first name and middle name of the person enjoying the pre-emptive rights;

•	Taxpayer identification number of the person enjoying the pre-emptive rights (if available);

•	Place of residence (location) of the person enjoying the pre-emptive rights;

•	For physical persons — passport data (date and place of birth; passport series, number and date of issue; passport issuing authority);

•	For legal entities — information about the registration of the legal entity (including for Russian legal entities — information about the State registration of the legal entity/ entry into the Unified State Register of legal entities (date, registering authority, number of the respective certificate));

•	Number of shares to be purchased;

•	Personal account number in the register of owners of registered securities of the Issuer for the purpose of transferring purchased stock. In cases in which the shares should be credited to the account of a nominee holder in the register of owners of the Issuer’s registered securities — full trade name of the depository, information about the State registration of said depository (OGRN, the registering authority, the date of the State registration and date of the entry about the depository into the Unified State Register of legal entities), the custody account number of the potential buyer of the shares, the number and date of the depositary contract concluded between the depository and the potential buyer of the shares (in respect to the shares);

•	bank details of the Applicant, for transferring a refund;

•	Contact details (mail addressing and fax number with area code) for the purpose of notifying an applicant about a pending application;

•	Indication to the document attached to an Application and confirming payment for shares made by a person enjoying the pre-emptive right to purchase shares.
     The Application must be accompanied by proof of payment for the securities.
     The Issuer can specify the recommended format of the application. In this case, the Issuer published the Application format on its web site: www.fsk-ees.ru not later than the date of sending (delivery) notification or publication of the notification about the possibility of executing pre-emptive rights.

     The Application should be signed by the person enjoying the pre-emptive right to purchase shares (an authorized person, in which case the original or notarized copy of the duly issued power of attorney or other document confirming the authority of the representative should be attached); and for legal entities —have an impression of a seal (if such a seal is available).
     A person enjoying the pre-emptive right to purchase shares is responsible for data accuracy indicated in the Application and its compliance with information in the Shareholder Registry of the Issuer.
     Applications are accepted on a daily basis, every working day from 10:00 to 18:00 Moscow time at the following address: 34 Bolshaya Pochtovaya St., Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository.”
     Applications should be mailed to the following address: 34 Bolshaya Pochtovaya St., Bldg. 8, Moscow, Russia, 105082, JSC “Central Moscow Depository.”
     Applications from buyers are registered in the application receipt log with indication of the time and date of the receipt.
     In cases when:
•	Application does not comply with requirements stipulated by Russian legislation, Paragraph 8.5 of the Resolution on the additional issue of securities, Paragraph 9.3 of the Prospectus of securities issue;

•	The application does not allow for the identification of the person on behalf of who said Application is submitted; as the person enjoying the pre-emptive right to purchase shares;

•	There is no original or notarized copy of the duly issued power of attorney or other document confirming the authority of the representative attached to the Application signed by an authorized person of the person enjoying the pre-emptive right to purchase shares;

•	There is no document confirming payment for shares made by a person enjoying the preemptive right to purchase shares;

•	The Issuer receives the Application after the period of the validity of the pre-emptive rights expired within 5 (five) working days from the date of the Application receipt, the Issuer using the mailing address or the fax specified in the Application notifies an Applicant about the impossibility of executing the pre-emptive right to purchase shares subject to conditions specified in the Application; and indicates reasons that make the pre-emptive right execution impossible.
     Notification should indicate the possibility of re-submission of the Application prior to the expiration of the validity period of the pre-emptive right. In cases when the Application for the purchase of shares pursuant to the preemptive right is not satisfied by the Issuer, the Issuer should return to the shareholder monetary funds and/or capital assets paid in accordance with documents confirming payment for the shares offered attached to the application no later than 60 (sixty) days from the expiration date of the pre-emptive right.
     The payment for the acquired shares must be produced by the acquirer in the Order established by Article 8.6 of the Decision on the securities issue and Point 2.6 of the current prospectus.
     In cases when a shareholder enjoying the pre-emptive right to purchase shares indicates in his/her Application a number of shares purchased that is less than the number of shares paid for in accordance with the attached document confirming payment for the shares offered, the Issuer satisfies such Application in the number of shares indicated in the Application. In doing so, the Issuer should return to the shareholder the monetary funds exceeding the value of shares under the number indicated in the Application in rubles and no later than 60 (sixty) days from the expiration date of the pre-emptive right.
     In cases when a shareholder enjoying the pre-emptive right to purchase shares indicates in his/her Application a number of shares purchased that is more than the number of shares paid for in accordance with the attached document confirming payment for the offered shares, it is considered that said person has executed his/her pre-emptive righst to purchase shares in the number of shares that were paid for.
     In cases in which a shareholder indicates in the Application a number of shares purchased that exceeds the number of shares that such person enjoys the pre-emptive right to purchase, the Application should be satisfied subject to all other conditions in the maximum number of shares for such a person based on the number of its registered shares and in accordance with the calculation procedure. In doing so, the Issuer should return to the shareholder the monetary funds exceeding the maximum integer number of shares in rubles and not later than 60 (sixty) days from the date on which the pre-emptive right expires.
     The Issuer must send a transfer order to the Issuer’s Registrar which allows the Registrar to credit the shares to the personal account of such a person (nominee holder accounting for the rights of such person to the Issuer’s shares) not later than 2 (two) days from the date on which the pre-emptive right expires.
     The Registrar not later than 3 (three) days from the receipt of the transfer order shall debit the Issuer’s account in the amount specified in the transfer order for the additional issue of securities and credit them to the personal account of the Applicant or nominee referred to in the Applicant’s statement.
     The securities are deemed placed starting from the date of making the record in the Shareholders Registry, confirming the crediting of the account of the person executing his/her pre-emptive right, or the nominee, specified in the Application of the person exercising the pre-emptive right.
     The contract which serves as the basis for the placement of shares with a person executing the preemptive right is considered to be concluded at the moment when the Issuer receives an Application for the purchase of additional shares with the attached documents confirming payment for said shares. In case the Application to purchase securities along with the attached documents confirming payment is received by the Issuer prior to the placement date for the securities, the relevant contract is concluded on the date of the placement of the securities. At the request of a potential purchaser, the Sales and Purchase Contract may be executed in writing.
     For the signing of the Contract for the Sales and Purchase of Shares, the Applicant shall — within the term of the pre-emptive rights — visit the following address any day from 10:00 to 17:00 Moscow time, except Saturdays, Sundays and public holidays: 5A Akademika Chelomeya St., Moscow, Russia. The agreement shall be signed not later than ten (10) days from the date when the Applicant has submitted his request to the Issuer.
     Shares purchased under the pre-emptive right to purchase shares of the present issue should be credited to personal accounts in the register of shareholders only upon payment in full, but not later than the end-date for the offering.
     The maximum number of shares that a person can purchase under pre-emptive rights is proportional to the number of shares of the Issuer that it owned as of June 28th, 2010 (the date of the resolution approved by JSC FGC UES’ Board of Directors that is the basis for the additional stock offering) and is calculated based on the following formula:
     K=S*(28,288,776,589/1,233,561,333,552), where
     K — Maximum number of shares of the present additional issue that a person enjoying the preemptive right can purchase;
     S — number of ordinary shares of the Issuer owned by a person enjoying the pre-emptive right as of June 28th,. 2008 (the date of the Resolution approved by JSC FGC UES’ Board of Directors that is the basis for the additional stock offering);
     28,288,776,589 — number of shares offered;
     1,233,561,333,552 — number of ordinary shares placed as of October 28th, 2010 (the date of the resolution approved by JSC FGC UES’ Board of Directors that is the basis for additional stock offering).
     If as a result of the calculation of the number of additional shares to be offered subject to the purchase by a person in possession of the pre-emptive right, the number of shares to be offered is a fraction than such a person has the right to purchase a portion of the offered share (fractional share) in accordance with the fractional part of the calculated value.
     The fractional share provides the shareholder — its owner — the rights granted by a share of the same category and type in the amount equivalent to the part of the whole share which it comprises.
     Fractional shares are treated on par with whole shares.
     The rights to fractional shares on the personal accounts of persons listed in the Registry are recorded without rounding.
     Procedure for summing up the results of the pre-emptive rights execution:
     For the purpose of determining the number of shares placed as a result of executing the pre-emptive right for their purchase, the Issuer should sum up the results of the pre-emptive rights execution and determine the number of shares subject to public offering among an unlimited set of people within 5 (five) days from the date of the expiration of the pre-emptive right.
     Procedure for disclosing information about the results of the pre-emptive rights execution:
     The Issuer discloses the results of the pre-emptive right to purchase shares in a news release to the information agency “Interfax” and on its web site www.fsk-ees.ru within 2 (two) days of summing up the results of the pre-emptive rights execution, specifying the following:

•	class, category (type) and form of securities offered;

•	offering price of securities;

•	actual start-up and end days of the pre-emptive rights validity;

•	number of securities actually placed with persons registered in the list of persons enjoying the pre-emptive right to purchase additional shares;

•	Number of shares subject to placement with an unlimited set of people.
9.4. Limitations on the purchase and circulation of securities offered
     Limitations imposed by the Issuer in accordance with its Articles of Association on the maximum amount of equity stake or their nominal value owned by one participant: None.
     Limitations provided by the Issuer’s Articles of Association and Russian legislation on potential buyers-nonresidents including limitations on the maximum stake owned by foreign persons in the authorized (share) capital of the Issuer. No limitations are imposed by the Issuer’s Articles of the Association. According to Clause 2 of Article 3 of Federal Law №, 57-FZ “On Foreign Investments in Businesses that are Strategically Important for National Defence and State Security,” from April 29th, 2008, the Issuer is a business entity that is strategically important for national defence and national security. According to Clause 3, Article. 2 of the above Federal Law, transactions committed by foreign states, international organizations or organizations under their control, and as a result of which foreign governments, international organizations or organizations under their control acquire direct or indirect control of more than twenty-five percent of the total number of votes attributable to voting shares (shares) in the chartered capital of a business entity that is strategically important for national defense and national security, or that could block management decisions of such business are subject to prior consultation and approval in the manner defined by said Federal Law.
     In accordance with Federal Law No 39-FZ “On the Securities Market,” from April 22nd, 1996 and Federal Law No 469-FZ “On Protecting the Rights and Legitimate Interests of Investors in Security Markets,” from March 5th, 1999, it is prohibited:
•	to have securities circulated prior to the payment in full for said securities and the State registration (submission of a notification to the State registering authority) of a report on the results of the securities issue;

•	to give publicity and/or offer to an unlimited set of people securities of issuers not disclosing information about the volume and procedures stipulated by Russian legislation and normative legal acts of the Federal Committee.
     Other limitations imposed by Russian legislation, constitutive documents of the Issuer in respect to the circulation of securities offered: in accordance with Federal Law No 36-FZ “On Specific Features of the Power Generation Industry in the Transition Period,” dated March 26th, 2003; and on amendments to some Russian legislative acts and nullifying certain legislative acts due to the adoption of the Federal Law “On the Electric Power Industry,” the participation of the Russian Federation in the Issuer’s authorized capital in the amount not less than 52% is stipulated no later than the end-date of the transition period for power industry restructuring. In the next period, the Russian Federation is increasing its participation in the authorized capital of the management organization of the Unified National (all-Russia) Electric Grid to not less than 75% plus one voting share by means stipulated by Russian legislation.
     Currently, the Russian Federation’s share is 79.11%. In accordance with the requirements of the above Federal Laws, the equity interest of the Russian Federation in the charter capital of the Issuer may not be less than 75% plus one voting share. Thus, the conditions of the proposed issue exclude the possibility of concluding a transaction through which a foreign country or an international organization under the control of such a country would directly or indirectly control more than 25% of the total number of votes of the voting stock (shares) of the Issuer’s charter capital or other possibilities to block decisions of the Issuer’s management. Consequently, any deals aimed at the sale of securities of this additional issue of Issuer’s stock to the primary owners do not require preliminary approval in accordance with the Federal Law “On Foreign Investments in Businesses that are Strategically Important for National Defence and State Security.”
9.5. Information about price movement trends of issued securities
     Ordinary registered shares of the Issuer have been traded on securities market starting from 3Q 2008.

     Class, category (type), form and other identifying characteristics of securities: ordinary registered uncertified shares;

Reporting period	Initial share price	Maximum share price	Market share price
3Q 2008	0.110	0.430	0.149
4Q 2008	0.050	0.184	0.123
1Q 2009	0.074	0.154	0.149
2Q 2009	0.149	0.325	0.269
3Q 2009	0.196	0.386	0.358
4Q 2009	0.296	0.409	0.319
1Q 2010	0.282	0.379	0.373
     The market price for one share disclosed by the trade organizer of the stock market and defined according to the the Procedure for calculating the market price of equity securities and investment shares of mutual funds, eligible for trading via the trade organizer approved by the Russian Federal Securities Commission o # 03-52/ps dated December 24th, 2003 (registered by the Russian Ministry of Justice # 5480, dated January 23rd, 2004) for December 31st, 2009 — RUR 0.319;
     Full company name, location of the trade organizer operating on the securities market which conducted the transactions which provided the information to determine the evolution of prices for the securities: ZAO “MICEX Stock Exchange,” 13 Bolshoi Kislovskiy Pereulok, Moscow, Russia, 125009.
9.6. Information about persons who provide services for organizing the placement and/or placement of securities
     The Issuer has not engaged any entities who provide services for the placement and/or organizing the placement of securities.
9.7. Information about potential buyers of the Issuer’s securities
     Shares are placed via public subscription among an undefined and unlimited set of people.
9.8. Information about trade institutions on the securities market, including Stock Exchanges where issue securities are planned for placement and/or circulation
     Securities of the issue, in relation to which securities offered are additional, are circulated via the following stock exchanges:

Full trade name of the trade institution	Abbreviated trade name of the trade institution	Location of the trade institution	Number; date of issue; period of validity of the license of the trade institution on the securities market; authority that issued the above-mentioned license

Closed Joint Stock Company “Moscow Interbank Currency Exchange”	CJSC “Moscow Interbank Currency Exchange,” CJSC “MICEX”	13 Bolshoy Kislovskiy Pereulok, Moscow, Russia, 125009	Stock Exchange License No 077-10489-000001 dated 23.08.2007, issued by the Russian FSFM for an unlimited period.

Open Joint Stock company “Stock Exchange RTS”	JSC “RTS”	38 Dolgorukovskaya street, Bldg. 1, Moscow, Russia, 127006	Stock Exchange License No 077-10519-000001 dated 06.09.2007, issued by the Russian FSFM for an unlimited period.
9.9. Information about the potential change in the stakeholders’ share in the authorized capital of the Issuer in the result of the Issuer’s securities offering
     The amount of the potential change in a stakeholder’s share in the authorized capital of the Issuer as a result of the securities offering:
     The possible share which may change the share of the Issuer’s principal shareholder — the Russian Federation in the registered capital of the Issuer as a result of the placement of this additional securities issue:

     1.023% in relation to the amount of the authorized capital of the Issuer as of the date of approval of the Prospectus of the securities issue;
     1.023% in relation to the amount of ordinary shares that the Issuer placed as of the date of the approval of the Prospectus of the securities issue;
     The Issuer calculates the amount mentioned based on the following assumptions:
     All securities offered will be placed;
     The stakeholder will not participate in the securities acquisition offered via subscription.
     In the course of the additional share issue, the share of the Russian Federation in the authorized capital of JSC “FGC UES” will remain not less than 75% plus one voting share.
9.10. Information about expenses related to the securities issue
     The Issuer’s total expenses related to the securities issue: RUR 309,989,221 (1.10% of the total volume of the securities issue at its nominal value).
     The amount of State duty paid in accordance with Russian legislation on taxes and duties in the course of the securities issue: RUR 220,000 (0.00078% out of the total volume of the securities issue at its nominal value);
     The Issuer’s expenses related to paying consultants participating (participated) in preparing and issuing securities as well as persons providing services to the Issuer in relation to the offering and/or organizing the offering of the securities: will not exceed RUR 3,568,000 (0.0126% of the total volume of the Issue of the securities at its nominal value);
     The issuer’s expenses related to securities admission by the trading institution to trading on the securities market including the securities admission to the stock exchange quotation list (securities listing): not applicable;
     The amount of the Issuer’s expenses related to information disclosure in the course of the securities issue, including preparing the offering circular or other printed products related to the securities issue: expenses related to notifying shareholders on the availability of their pre-emptive right to purchase shares —RUR 22,098,821 (0.078% out of the total volume of the securities issue at the nominal value);
     The Issuer’s expenses related to advertising the offered securities, marketing research of the securities market, organizing and holding meetings with investors, road-shows: no such expenses were incurred;
     Other expenses of the Issuer related to the securities issue: expenses related to the registrar fee for making an entry in the shareholder register on transferring the ownership rights for the securities offered to first-time buyers can amount to up to RUR 284,102,400 (1.0043% of the total volume of the issued securities at their nominal value).
9.11. Information about the method and procedure for re-paying amounts received as the payment for the securities issue offered in cases of cancelling or recognizing as invalid the securities issue and in other cases provided for by Russian legislation
     In cases when the issue is cancelled or recognized as invalid, monetary funds shall be returned to buyers in accordance with the procedure stipulated by Regulations of the Russian FSSM “On the procedure for re-paying owners of the securities monetary funds (other assets) received by the issuer as payment for securities of the cancelled issue or recognized as invalid” (Approved by Regulation No 36 of the Russian FSSM dated 08.09.1998 No 36).
     Within 5 (five) days from the date of the receipt of written notification from the Russian FSFM about the annulment of the state registration of the current share issue, the Issuer should establish a committee for organizing the re-payment of funds used for the purchase of shares to owners of such shares.
     This Committee:
•	notifies owners/ nominee holders of shares about the re-payment procedure for funds used for share re-purchasing;

•	organizes the re-payment of funds used for purchasing shares to owners/ nominee holders of the shares;

•	determines the amount of funds re-payable to each owner/ nominee holder of the shares used for the purchase of stock;

•	prepares a statement on amounts re-payable to each owner/ nominee holder of shares used for purchasing stock.
     Within 45 days from the date of the receipt of written notification by the Russian FSFM about the annulment of the state registration of the present issue of shares, the Committee should draw up a statement on the amounts repayable (hereinafter referred to as “the Statement”) to each owner/ nominee holder of the shares. The mentioned Statement is drawn up based on the list of owners of securities for which state registration was cancelled.
     Upon request from an owner of securities withdrawable from circulation or from other stakeholders (including successors of owners of securities), the Issuer should provide them the Statement for examination once the Statement is approved.
     The amounts used for purchasing stocks are repayable to buyers in monetary funds.
     Within 2 months from the date of receipt of written notification by the Russian FSFM about the annulment of the State registration of the present issue of shares, the Committee should notify owners of securities as well as nominee holders of securities (hereinafter referred to as “Notification”). Such Notification should include the following information:
•	Full trade name of the Issuer of the securities;

•	Name of the registering authority that resolved to annul the securities issue;

•	Name of court, date of the judicial act about the annulment of the securities issue, the effective date of the judicial act about the annulment of the securities issue;

•	Full trade name of registration, its mailing address (in cases when the register of shareholders of registered securities is maintained by a Registrar);

•	Class, category (type), form of securities, state registration number of the issue and the date of state registration, the name of the registering authority that executed the state registration of the issue of securities that was annulled or recognized as invalid;

•	Date of the annulment of the state registration of the securities issue;

•	Last name, first name and middle name (or full company name) of the owner of securities;

•	Location (mailing address) of the owner of securities;

•	Category of the owner of securities (first and (or) other buyer);

•	Number of securities subject to withdrawal from the owner with an indication of the class, category (type) and series;

•	Amount invested that is re-payable to the owner of the securities;

•	Procedures and terms of securities withdrawal from circulation and the invested amount re-payment;

•	Indication that transactions with securities which state registration was annulled are prohibited;

•	Indication that amounts invested are re-payable upon the owner submitting certificates of securities (in case when the securities are certified securities);

•	Address for sending applications for invested amounts re-payment and contact telephone numbers of the Issuer.
     Application form for invested amounts re-payment should be attached to the Notification.
     Within 2 months from the date of the receipt of written notification by the Russian FSFM about the annulment of the State registration of the present issue of shares, the Committee should publish information about the withdrawal procedure of securities from circulation and invested amounts repayment. Such information should be published in a periodic printed publication that is available to the majority of owners of securities subject to withdrawal from circulation as well as in “The Supplement to the Bulletin of the Federal Service for Financial Markets.”
     The Application of a shareholder/ nominee shareholder for the re-payment of funds used for the purchase of stock should include the following information:
•	Last name, first name and middle name (full trade name) of the shareholder;
•	Location (mailing address) of the shareholder;
•	Amount in RUR re-payable to the shareholder.
     The application should be signed by the shareholder subject to withdrawal from circulation or by the owner’s representative. In cases in which the owner’s representative signs the application, documents confirming his/her authority should be attached to the application.

     The owner of securities subject to withdrawal from circulation should send to the Issuer his/her Application for the re-payment of funds within 10 days from the date of receipt of the Notification.
     In cases when the owner of securities does not agree with the re-payment amount indicated in the Notification, it can send the Issuer the respective statement within a period stipulated by the present paragraph. The statement should indicate reasons and grounds for the shareholder’s disagreement as well as documents confirming its arguments.
     The owner of securities has the right to go to court claiming to recover amounts from the Issuer without prior notification about its disagreements with the amount and terms of re-payment.
     The Committee must consider the application and send the following notice to the owner of securities within 10 days from the date of the receipt of the statement on the disagreement of the owner of securities with the amount of re-payment.
     In cases when the owner of the securities does not agree with the terms of the re-payment of the invested amounts provided for by the following notice, he/she has the right to go to court claiming to recover amounts from the Issuer in accordance with Russian legislation.
     Upon withdrawal of the securities from circulation, the Issuer must repay the amounts to the owners of the securities, in which the re-payment period cannot exceed 1 month.
     The amounts are re-paid by transferring to the accounts of owners of securities or in other ways stipulated by Russian legislation or by an agreement between the Issuer and the owner of the securities.
     Ways and procedures for re-payment in other cases stipulated by Russian legislation are similar to the above-mentioned procedures for re-payment in cases of the annulment of the issue or its recognition as invalid, if otherwise not stipulated by law or other legal acts.
     Re-payments are planned to be made via the following credit organization:
     Full name of the credit organization: Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company), Lefortovo branch No 6901, Sberbank of Russia, Moscow
Abbreviated name: JSC Sberbank of Russia, Lefortovo OSB No 6901 of Moscow
Location: 14 Shosse Entuziastov, Moscow, Russia
BIK: 044525225
Correspondent account: No 30101810400000000225
Account holder: JSC “FGC UES”
Individual taxpayer number of the Recipient: 4716016979
CRR of the Recepient: 997450001
Settlement account: No 40702810138120116293
     Implications of the Issuer’s non-execution or improper execution of obligations on re-paying amounts received as payment for securities offered and penalty provisions applicable to the Issuer:
     In cases when the Issuer’s non-execution or improper execution of obligations to re-pay amounts received as payment for securities offered, the Issuer simultaneously with the payment of overdue amounts should pay to the owners of securities interest in accordance with Article 395 of the Civil Code of the Russian Federation.